EXHIBIT 32

CERTIFICATION PURSUANT TO U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of B.H.I.T. Inc. on Form 10-KSB for the year ending December 31, 2003, the undersigned being the chief executive officer and chief financial officer of B.H.I.T. Inc., do hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

1.	This Annual Report of Form 10-KSB fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods shown in such report.

B.H.I.T. Inc.

By:	/s/ James Benenson, Jr.

	James Benenson, Jr.	Date: March 22, 2004
Chairman of the Board of Directors,
President and Chief Executive Officer

By:	/s/ John V. Curci

	John V. Curci	Date: March 22, 2004
Vice-President, Treasurer & Chief Financial Officer
Principal Accounting Officer